RED METAL RESOURCES LTD. 102 – 278 Bay Street Thunder Bay, ON P7B 1R8

Red Metal Resources Files S-4 Prospectus, Updated NI 43-101 Technical Report and Announces Corporate Update

THUNDER BAY, ON, December 7, 2020 - Red Metal Resources Ltd. (the “Company” or “Red Metal”) (OTCPINK:RMES) is pleased to provide its shareholders with the corporate update on the Company's activities which include the following highlights:

•In order to provide the Company with additional flexibility for future capital raising purposes and as a step towards a future listing on a recognized Canadian stock exchange, of which there is no assurance, the management of the Company is looking to redomicile the Company from the State of Nevada to the Province of British Columbia, Canada. In connection with the proposed corporate restructuring, the Company filed a registration statement and shareholder information circular on Form S-4 with the US Securities and Exchange Commission pursuant to which Red Metal is seeking shareholder approval to change its corporate domicile to become a "foreign private issuer".

•The Company has received an independent, updated National Instrument 43-101 Technical Report on its Carrizal Cu-Co-Au property located in III Region, Atacama, Chile. The technical report is intended to update the 2012 NI 43-101 Technical Report taking into consideration and accounting for all geological, mineralogical, drilling and bulk sampling that the Company has undertaken since that time.

•The Company completed the process of converting all mineral exploration concessions that comprise the Carrizal Property into exploitation concessions securing its land position in Chile.

•Red Metal’s management successfully continues to improve the Company’s working capital position by actively controlling its overhead costs and reducing debt the Company owed to its vendors and insiders through series of debt settlement agreements. Since July 2018 to date the Company cancelled an aggregate total of $1,979,844 owed to insiders, $351,952 owed to its contractors and certain employees, and settled a further $167,104 through issuance of an aggregate of 3,713,420 shares of common stock of the Company. In addition, the management of the Company has been providing its services free of charge since July 2018. The foregoing settlements have significantly improved the Company's cash position and balance sheet.

•Red Metal’s wholly owned Chilean subsidiary, entered into an agreement to sell Net Smelter Return Royalties (the “NSR Agreements”) on its Carrizal Property to Caitlin Jeffs and Joao da Costa, the Company’s directors and officers, and to Richard Jeffs, the Company’s major shareholder. The Company agreed to sell the NSRs for a combined total of $5,000.

•Chile has been seriously impacted by COVID-19 which has subsequently impacted mining projects with significant field operations. Red Metal’s present operations in Chile consist primarily of technical office work which has continued without interruption. Future field operations will likely continue to be limited, or carefully managed, depending on the outcome of the present pandemic measures in the country.

Caitlin Jeffs, President and CEO, commented, ''The filing of the S-4 registration statement and the corporate restructuring undertaken by us over the past few years is the culmination of a long period of research and consideration in deciding the best route to maximize shareholder value for Red Metal shareholders. We look forward to working constructively with the SEC through its review of the S-4 and hope to announce a shareholder vote in a timely fashion.''

S4 - Registration Statement

Red Metal has filed a registration statement and shareholder information circular on Form S-4 with the US Securities and Exchange Commission (the ''SEC'') pursuant to which Red Metal will seek shareholder approval to change its corporate domicile from the State of Nevada to the Province of British Columbia, Canada, home of a significant portion of Red Metal’s management and Red Metal’s shareholders. The process of changing Red Metal's corporate domicile, known as ''conversion'' in Nevada, or ''continuation'' in British Columbia, involves a number of steps including clearing the S-4 registration statement with the SEC, and seeking and obtaining shareholder approval at a meeting of the shareholders. A meeting of the shareholders will be held at a later date to be determined by the SEC review of the Form S-4.

Filing of Updated NI 43-101 Technical Report

The Company has received an independent, updated technical report (the "Technical Report") prepared in accordance with Canadian National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101") on its Carrizal Cu-Co-Au property located in III Region, Atacama, Chile. The Technical Report titled "Independent Technical Report on the Carrizal Cu-Co-Au Property" has been prepared by Caracle Creek International Consulting under the supervision of Dr. Scott Jobin-Bevans PhD P. Geo, and is available for review on SEDAR (https://www.sedar.com/) under Red Metal’s issuer profile.

The Technical Report is intended to update the prior NI 43-101 Technical Report on the property dated January 15, 2010, taking into consideration all geological, geophysical, mineralogical, drilling, bulk sampling, and associated pilot-plant stage process metallurgical test work that the Company has undertaken since that time.

The Carrizal Property consists of two projects, Farellon and Perth. The total property is comprised of 21 contiguous exploitation concessions or “mensuras” totaling 3,278 hectares. All concessions are registered in the name of, and owned 100% by, Red Metal’s wholly-owned subsidiary, Minera Polymet SpA. The Carrizal Property is located approximately 150 kilometres south of Copiapo along the Atacama Fault zone in the Coastal Cordillera that is host to numerous copper, gold, silver, and iron deposits including Lundin Mining’s Candelaria Mine.

The Farellon Project lies along strike from the historic Carrizal Alto mine and was mined as part of the mining complex. Historical records indicate that copper mining commenced at Carrizal Alto in the 1820's and continued on a significant scale, mostly by British companies, until 1891 when disastrous flooding occurred and mines closed. It is estimated that during this period, in excess of 3 million tonnes with grades in excess of 5% copper and widths of eight metres was extracted as well a large quantity of direct shipping ore at 12% copper.  At one time there was a considerable body of tails present to support to these figures but the high gold and copper prices in recent years has lead to the trucking and reprocessing of this material.

Drilling programs on the property between 1996 and 2013 have totalled 6,992 metres and covered a 1.5 kilometres strike length of mineralized veins that were historically part of the Carrizal Alto Mining District. Significant results of historic drilling are summarized in the table below.

Drill Hole Number				Assay Grade
	From (m)	To (m)	Length (m)	Gold (ppm)	Copper (%)	Cobalt (%)
FAR-11-001	36	49	13	0.35	2.51	0.06
FAR-11-006	80	112	32	0.99	1.35	0.02
FAR-11-009	205	211.55	6.55	0.49	1.21	0.02
FAR-11-010	179.13	183	3.87	0.39	0.50	0.05
FAR-09-A	32	37	5	0.59	1.30	0.02
and	97	106	9	0.44	1.63	0.04
FAR-09-B	60	63	7	0.46	1.42	0.04
FAR-09-B	75	87	12	0.71	1.28	0.03
FAR-09-C	77	82	5	4.16	2.57	0.05
FAR-09-D	95	103	8	0.33	2.02	0.02
FAR-09-E	25	30	5	0.54	1.35	0.02

and	65	68	3	0.58	1.46	0.06
FAR-96-07	25	34	9	0.38	1.05	0.02
FAR-96-09	57	84	27	0.51	0.91	0.03
FAR-96-010	31	36	5	1.00	0.68	0.04
FAR-96-013	86	93	7	0.87	1.68	0.04
FAR-96-014	77	83	6	0.66	0.85	0.06
FAR-96-015	59	79	20	0.99	0.98	0.06
and	99	109	10	0.18	1.02	0.03
FAR-96-016	24	26	2	0.95	1.57	0.02
and	64	70	6	0.73	0.81	0.07
FAR-96-020	14	16	2	0.46	1.85	0.05
and	39	43	4	0.75	0.90	0.03
FAR-96-021	22	25	3	4.17	5.29	0.11
FAR-96-022	29	39	10	1.53	1.31	0.04
FAR-96-022	100	108	8	3.72	2.49	0.06
FAR-96-023	50	53	3	0.48	1.10	0.06
and	132	147	15	0.6	1.42	0.03
FAR-96-024	33	36	3	0.94	2.89	0.06
FAR-96-025	65	85	20	0.97	1.22	0.02
FAR-96-029	30	34	4	0.18	1.15	0.07

Dr. Scott Jobin-Bevans PhD P. Geo is a “qualified person” as such term is defined in National Instrument 43-101 and has reviewed and approved the technical information in this press release.

Restructuring of debt

Between July 2018 and September 2020 Red Metal management focused on debt restructuring transactions to improve the Company’s working capital position by having Richard Jeffs, amajor shareholder of the Company, and a company controlled by Mr. Jeffs, forgave a total of $707,981 owed to him by the Company for prior amounts advanced and services provided to the Company and its subsidiary; Caitlin Jeffs, the Company’s CEO and director, and a company controlled by Ms. Jeffs, forgave a total of $544,139 owed to her by the Company for prior amounts advanced and services provided to the Company and its subsidiary, and Joao da Costa, the Company’s CFO and director, and a company controlled by Mr. da Costa, forgive a total of $727,725 owed to him by the Company for prior amounts advanced and services provided to the Company and its subsidiary. Ms. Jeffs also converted $167,104 of debt owed to her for prior amounts advanced into shares at a price of $0.045 per share. Company management have not taken any fees for services since July 2018.

In addition to the related party debt restructuring, the Company has also settled a total of $351,952 of debt with previous employees and contractors.

Sale of NSR’s on Carrizal Property

On July 29, 2020, Minera Polymet SpA (“Polymet”), Red Metal’s wholly owned Chilean subsidiary, entered into an agreement to sell Net Smelter Royalties (the “NSR Agreements”) on the mineral concessions that make up the Carrizal Property. The royalties, to be granted upon registration in Chile, will be granted to two directors, Caitlin Jeffs and Joao da Costa, and to Richard Jeffs, the Company’s major shareholder and investor. Red Metal sold the NSRs for a combined total of $5,000. The NSR Agreements have not been finalized in part due to current COVID restrictions, which prevent the parties to the NSR Agreements to duly execute the agreement under the Chilean Law.

Completion of conversion of mineral concessions to exploitation concessions

The Company has completed the process of converting all mineral concessions that make up the Carrizal Property into exploitation concessions.  Land Tenure in Chile requires a lengthy process for mineral concessions which starts with exploration concessions that do not have the confidence of underlying ownership and ends with exploitation concessions where underlying mineral rights are secured by the holder and the only remaining liability is annual tax payments. Currently, the Company holds 100% interest in all 21 concessions that comprise the Carrizal Property.

About Red Metal Resources Ltd.

Red Metal Resources is a mineral exploration company focused on aggressive growth through acquiring, exploring and developing copper-cobalt-gold assets in Chile. The Company’s projects are located in the prolific Candelaria iron oxide copper-gold (IOCG) belt of Chile's coastal Cordillera. Red Metal is quoted on the OTC Link alternative trading system on the OTC Pink marketplace under the symbol RMES.

For more information, visit www.redmetalresources.com.

Contact:

Red Metal Resources Ltd.

Caitlin Jeffs, P.Geo, CEO

807.345.7384

www.redmetalresources.com

Cautionary Note to U.S. Investors Regarding Mineral Disclosures

We commissioned the updated technical report in accordance with the Canadian Securities Administrator's National Instrument 43-101 "Standards of Disclosure for Mineral Projects," commonly known as NI 43-101. The Canadian standards are different from the standards generally permitted in reports filed with the U.S. Securities and Exchange Commission (the "SEC").  In accordance with NI 43-101, we report measured, indicated and inferred resources, measurements which are recognized terms under NI 43-101 but are not recognized by the SEC and are generally not permitted in filings made with the SEC.  The term "resource" does not equate to the term "reserve."  Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted.  Investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves.  The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.  The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured resources," "indicated resources," "inferred resources," or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC.  We are furnishing the disclosure herein to provide a means of comparing our projects to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101 U.S. investors are urged to consider closely the disclosure in our annual report on Form 10-K for the year ended January 31, 2020 and in subsequent filings with the SEC.  You can review and obtain copies of our filings from the SEC's website at http://www.sec.gov/edgar.shtml or at no cost from us.

Cautionary Note Concerning Forward-Looking Information

This press release contains forward-looking information.  All statements, other than statements of historical fact, that address activities, events or developments that the Company believes, expects or anticipates will or may occur in the future (including, without limitation, statements regarding mineral resource estimates, drill targets, exploration results, future drilling and other future exploration, potential gold discoveries and future development) are forward-looking information.  This forward-looking information reflects the current expectations or beliefs of the Company based on information currently available to the Company.  Forward-looking information is subject to a number of risks and uncertainties that may cause the actual results of the Company to differ materially from those discussed in the forward-looking information, and even if such actual results are realized or substantially realized, there can be no assurance that they will have the expected consequences to, or effects on the Company.  Factors that could cause actual results or events to differ materially from current expectations include, among other things, the possibility that planned drilling programs will be delayed, uncertainties relating to the availability and costs of financing needed in the future, activities of the Company may be adversely impacted by the continued spread of the recent widespread outbreak of respiratory illness caused by a novel strain of the coronavirus (“COVID-19”), including the ability of the Company to secure additional financing, risks related to the exploration stage of the

Company’s properties, the possibility that future exploration (including drilling) or development results will not be consistent with the Company’s expectations, failure to establish estimated mineral resources, changes in world gold, copper markets or equity markets, political developments in Chile, fluctuations in currency exchange rates, inflation, changes to regulations affecting the Company’s activities, delays in obtaining or failure to obtain required project approvals, the uncertainties involved in interpreting drilling results and other geological data and the other risks disclosed under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K filed on SEDAR at www.sedar.com and EDGAR at www.sec.gov.  Forward-looking information speaks only as of the date on which it is provided and, except as may be required by applicable securities laws, the Company disclaims any intent or obligation to update any forward-looking information, whether as a result of new information, future events or results or otherwise.  Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainty therein. For further information, please visit our website at www.redmetalresources.com, or contact caitlin.jeffs@redmetalresources.com.

OTC Markets has not reviewed and does not accept responsibility for the adequacy or accuracy of this release. This news release may contain forward-looking statements including but not limited to comments regarding the timing and content of upcoming work programs, geological interpretations, receipt of property titles, potential mineral recovery processes, etc. Forward-looking statements address future events and conditions and, therefore, involve inherent risks and uncertainties. Actual results may differ materially from those currently anticipated in such statements.